Exhibit 3.27

Microfilm Number		Filed with the Department of State on	Sep 28, 1992

Entity Number	2118774	/s/ illegible
		Secretary of the Commonwealth

ARTICLES OF INCORPORATION-FOR PROFIT

DOCS: 15-1306/2102/2303/2702/2903/7102A (Rev 90)

Indicate type of domestic corporation (check one):
☒	Business-stock (15 Pa.C.S. § 1308)	☐	Management (15 Pa.C.S. § 2702)
☐	Business-nonstock (15 Pa.C.S. § 3102)	☐	Professional (15 Pa.C.S. § 2903)
☐	Business-statutory close (15 Pa.C.S. § 2303)	☐	Cooperative (15 Pa.C.S. § 7102A)

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1.	The name of the corporation is ARA Consumer Discount Company

2.	The (a) address of this corporation’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)
	Number and Street	City	State	Zip	County

(b)	c/o:	C T CORPORATION SYSTEM	Philadelphia
	Name of Commercial Registered Office Provider		County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4.	The aggregate number of shares authorized 1,000 Shares Common @ $1.00 each (other provisions, if any, attach 8 1/2 or 11 sheet:)

5.	The name and address, including street and number, if any, of each incorporator is:

Name	Address

Janice C. Naulty	1635 Market Street, Phila., PA 19103

Ann J. Williams	1635 Market Street, Phila., PA 19103

6. The specified effective date, if any, is
	month	day	year	hour, if any

7.	Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8.	Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of the shares of any class that would correlate a “public offering” within the meaning of the Securities Act of 1933 (15 U.S.C. seq.).

9.	Cooperative corporations only: (Complete and strike out inapplicable term). The common bond of membership among its members/shareholders is:

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 28th day of September, 1992.

/s/ illegible	/s/ illegible
(Signature)	(Signature)

Microfilm Number		Filed with the Department of State on	Oct 7, 1994

Entity Number	2118774	/s/ illegible
		Secretary of the Commonwealth

ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION

DSCB: 15-1915 (Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is ARA CONSUMER DISCOUNT COMPANY

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)
	Number and Street	City	State	Zip	County

(b)	c/o:	C T CORPORATION SYSTEM	Philadelphia
	Name of Commercial Registered Office Provider		County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law

4.	The date of its incorporation is: September 28, 1992

5.	(Check, and if appropriate complete, one of the following):

☐	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☒	The amendment shall be effective on	October 10, 1994	at	12:01 a.m.
		Date		Hour

6.	(Check one of the following):

☐	The amendment was adopted by the shareholders (or members) pursuant to 15 Pa. C.S. § 1914(a) and (b).

☒	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c).

7.	(Check, and if appropriate complete, one of the following):

☒	The amendment adopted by the corporation, set forth in full, is as follows:

RESOLVED, that the Articles of Incorporation be amended by changing the First Article thereof, so that, as amended, said Article shall be and read as follows:

1. The name of the corporation is: ARAMARK Consumer Discount Company

☐	The amendment adopted by the corporation as set forth in full in Exhibit A attached hereto and make a part hereof.

☐	The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 30th day of September, 1994.

ARA CONSUMER DISCOUNT COMPANY
(Name of Corporation)

BY:	/s/ illegible
(Signature)

TITLE:	Secretary